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                                                                     EXHIBIT 4.1


                        WARRANT TO PURCHASE A MAXIMUM OF
                       _________ SHARES OF COMMON STOCK OF
                         CALYPTE BIOMEDICAL CORPORATION


                         (Void after December ___, 2001)


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.


                  This certifies that CAMBRIDGE BIOTECH CORPORATION (the "Holder"), or permitted assigns, for value received, is entitled to purchase from CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation (the "Company"), subject to the terms set forth below, a maximum of __________ fully paid and nonassessable shares (subject to adjustment as provided herein) of the Company's Common Stock (the "Warrant Shares") for cash at a price of $____ per share (the "Exercise Price") (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on December ____, 2001, unless terminated earlier in accordance with the provisions of this Warrant (in either case, the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

         1. EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT SHARES. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be


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purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

         2. SHARES TO BE FULLY PAID. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a Common Stock dividend or make a distribution with respect to the shares of Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend or stock distribution shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.


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                  3.2 RECLASSIFICATION. If any reclassification of, or any
distribution with respect to, the capital stock of the Company (the "Reclassification Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (other than cash, Common Stock or securities of another corporation), then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of or in addition to, as appropriate, the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

                  3.3 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by the Company's Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

         5. COMPLIANCE WITH SECURITIES ACT, TRANSFERABILITY OF WARRANT, DISPOSITION OF SHARES OF COMMON STOCK.

                  5.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or


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otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CALYPTE BIOMEDICAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  5.2 ACCESS TO INFORMATION; PRE-EXISTING RELATIONSHIP. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

                  5.3 WARRANT TRANSFERABLE. Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole but not in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company. Notwithstanding the foregoing, the Holder may transfer this Warrant, in whole but not in part, at any time to an affiliate.

                  5.4 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the

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Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 5.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         6. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         7. NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         8. CERTAIN EVENTS. If at any time:

                  (1) the Company shall declare any cash dividend upon its Common Stock;


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                  (2) the Company shall declare any dividend upon its Common
Stock or make any other distribution to the holders of its Common Stock (other than a dividend or distribution payable solely in Common Stock);

                  (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (4) there shall be any subdivision, capital reorganization or reclassification of the capital stock of the Company;

                  (5) there shall be a merger, consolidation, sale of stock, sale of a substantial amount of assets or other transaction involving the Company pursuant to which the stockholders of the Company immediately prior to such merger, consolidation, stock sale, asset sale or other transaction own less than 50% of the voting power of the surviving or acquiring entity; or

                  (6) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company.

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place; provided, however, that no such notice shall be required with respect to the implementation of a stockholder rights plan. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be. If this Warrant is not exercised prior to the occurrence of an event described in clause (6) above, this Warrant shall expire upon the occurrence of such event. If this Warrant is not exercised prior to the occurrence of an event described in clause (5) above, then (i) if the consideration to the stockholders of the Company in such transaction consists of at least 80% cash consideration, this Warrant shall be treated in the same manner and given the same benefits afforded to the options to purchase Common Stock under the Company's stock option plans which receive the most


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favorable treatment or benefits, including termination, liquidation or election among alternatives, if such options are subject to such treatment or benefits and (ii) in any event other than as described in (i) the Company shall take appropriate provisions so that the acquiring or surviving entity shall assume this Warrant and upon exercise thereof, the Holder shall receive the highest amount of assets, securities or other consideration that it would have received in connection with such transaction if it had exercised this Warrant immediately prior to such transaction subject to adjustments (subsequent to such transaction) as nearly equivalent as possible to the adjustments provided for in
Section 3 hereof (provided, however, that the registration rights with respect to the shares issuable upon exericise of this Warrant shall not be binding upon the surviving or acquiring corporation).

         9. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         10. LOST WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this ____ day of December, 1998.

                                 CALYPTE BIOMEDICAL CORPORATION
                                 a Delaware corporation


                                 By:
                                     -------------------------------------------
                                 Name:
                                     -------------------------------------------
                                 Title:
                                     -------------------------------------------



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                              FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

         The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)_____________ ((1)___________ )
shares of Common Stock of Calypte Biomedical Corporation (the "Company") and herewith makes payment of $_________ therefor, and requests certificates for such shares be issued in the name of, and delivered to, _____________________ whose address is
                -------------------------------------------------------------.

         The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

DATED:   ___________, _____


                                       -----------------------------------------
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of the Warrant)


                                       Name:
                                          --------------------------------------
                                       Title:
                                          --------------------------------------




(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.


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